CERTIFICATE OF MERGER
                               OF
                  DESERT HEALTH PRODUCTS, INC.
                     an Arizona corporation
                                   and
              INTERCONTINENTAL CAPITAL FUND, INC.
                      a Nevada corporation



     The undersigned corporations, DESERT HEALTH PRODUCTS, INC., an Arizona corporation ("DHP"), and INTERCONTINENTAL CAPITAL FUND, INC., a Nevada corporation ("ICF"), do hereby certify:

     1. ICF is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on October 13, 1999.

     2. DHP is a corporation duly organized and validly existing under the laws of the State of Arizona. Articles of Incorporation were originally filed on June 21, 1991.

     3. ICF and DHP are parties to a Merger Agreement, pursuant to which ICF will be merged with and into DHP. Upon completion of the merger DHP will be the surviving corporation in the merger and ICF will be dissolved. Pursuant to the Merger Agreement the stockholders of ICF will receive stock in DHP. For purposes of process of service, the address of DHP is 8221 East Evans Road, Scottsdale, Arizona 85260.

     4. The Articles of Incorporation and Bylaws of DHP as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of January 26, 2000, which sets forth the plan of merger providing for the merger of ICF with and into DHP is on file at the corporate offices of DHP.

     6. A copy of the Merger Agreement will be furnished by DHP on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of ICF at a meeting held January 26, 2000.

     8. ICF has 5,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of ICF held January 26, 2000 all 5,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of DHP at a meeting held January 26, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of DHP is not required pursuant to the provisions of Arizona Revised Statutes, Section 10-1103(G).

     11. The manner in which the exchange of issued shares of ICF shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 8th day of February, 2000.


DESERT HEALTH PRODUCTS, INC.            INTERCONTINENTAL CAPITAL FUND, INC.
a Arizona corporation                                  a Nevada corporation


By/s/ Johnny Shannon                             By/s/ Anthony DeMint
    JOHNNY SHANNON,  President                     ANTHONY N. DeMINT, President


By/s/ Georgia Aadland                            By/s/ Anthony DeMint
    GEORGIA AADLAND, Secretary                     ANTHONY N. DeMINT, Secretary



STATE OF ARIZONA    )
                    )  SS:
COUNTY OF Maricopa  )

     On 2-9-00 before me, a Notary Public, personally appeared JOHNNY SHANNON who is the President of DESERT HEALTH PRODUCTS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Manett M. Hasanoff
                              ________________________________
                              Notary Public

STATE OF ARIZONA    )
                    )  SS:
COUNTY OF Maricopa  )

     On 2-9-00 before me, a Notary Public, personally appeared GEORGIA AADLAND who is the Secretary of DESERT HEALTH PRODUCTS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Manett M. Hasanoff
                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 2-9-00 before me, a Notary Public, personally appeared  ANTHONY
N. DeMINT who is the President and Secretary of INTERCONTINENTAL CAPITAL FUND, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public